UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2021

Stem Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55751	61-1794883
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2201 NW Corporate Blvd., Suite 205, Boca Raton, FL	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 237-2931

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock par value $0.001	STMH	OTCQX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 9.01	Financial Statements and Exhibits

SIGNATURES

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Item 1.01 Entry into a Material Definitive Agreement

Stem Holdings, Inc. (“Stem” or the “Company”) the first multi-state, integrated cultivation and omnichannel technology cannabis company, announced today the closing of its previously announced marketed public offering (the “Offering”) of units of the Company (the “Units”). The Offering was led by Canaccord Genuity Corp. (the “Agent”) on a ‘commercially reasonable efforts’ basis and consisted of the sale of 18,744,019 Units (including 1,471,291 Units pursuant to the partial exercise of the over-allotment option by the Agent) at a price of CDN$0.55 per Unit for aggregate gross proceeds of CDN$10,309,210 (including CDN$809,210.05 pursuant to the partial exercise of the over-allotment option by the Agent).

Each Unit is comprised of one share in the common stock of the Company (each a “Unit Share”) and one share purchase warrant of the Company (each, a “Warrant”). Each Warrant is exercisable to acquire one share in the common stock of the Company (each, a “Warrant Share”) until April 23, 2023 at a price per Warrant Share of CDN$0.68, subject to adjustment in certain events.

The net proceeds raised under the Offering will be used for working capital and in furtherance of some or all of the business objectives described in the final short form prospectus of the Company dated April 19, 2021 (the “Final Prospectus”).

The Company has given notice to list the Unit Shares and the Warrant Shares on the Canadian Securities Exchange (the “Exchange”). Listing will be subject to the Company fulfilling all of the requirements of the Exchange.

Concurrent with the Offering, the Company also conducted a non-brokered offering in the United States of 972,092 units of the Company at a price of US$0.43 per unit for aggregate gross proceeds of approximately US$420,000 under the terms of a registration statement on Form S-1, as amended, which was declared effective by the U.S. Securities and Exchange Commission on April 16, 2021.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. None

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stem Holdings, Inc.

By:	/s/ Adam Berk
Name:	Adam Berk
Title:	President

Dated: April 30, 2020

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